                                                                      Exhibit 15

                               INTERCREDITOR AGREEMENT



    THIS INTERCREDITOR AGREEMENT (the "Agreement"), dated as of this_____ day of July, 1997, is made by Gordon Brothers Capital Corporation ("Creditor'), with an office at 40 Broad Street, Boston, Massachusetts 02109 and NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding Division ("Nations"), with an office at 1177 Avenue of the Americas, 36th floor, New York, New York 10036.

    1.   BACKGROUND.

    (a) Fix-Corp International, Inc., a Delaware corporation ("Fix-Corp"), FIXCOR Industries, Inc., a Delaware corporation ("FIXCOR"), and Palletech, Inc., a Delaware corporation ("Palletech"), have granted to Creditor liens upon, and security interests in, the Collateral (as defined below) to secure loans and advances that have been or hereafter may be made by Creditor to any of FIXCOR, Fix-Corp and Palletech.

    (b) Palletech, FIXCOR and Fix-Corp (individually each an "Obligor", and collectively "Obligors") have granted to Nations liens upon, and security interests in, the Collateral to secure loans and advances that have been or hereafter may be made by Nations to FIXCOR and guaranties by Palletech and Fix-Corp made in favor of Nations with respect to such loans and advances.

    (c) Nations and Creditor desire to agree between themselves on their relative rights, priorities and interests in the Collateral and certain other matters as set forth herein.

    Therefore, in consideration of the foregoing and the mutual covenants set forth below, the parties hereby agree as follows.

    2.   DEFINITIONS. For purposes of this Agreement:

    (a) "Collateral" means any existing or hereafter acquired property of each Obligor, whether realty or personalty, and whether tangible or intangible, including without limitation accounts, inventory, general intangibles, equipment, documents, instruments and chattel paper, together with all proceeds of the foregoing.

    (b) "Creditor's Debt" means all obligations, liabilities and indebtedness from time to time owing by each Obligor to Creditor under Creditor's Documents or otherwise, including without limitation the outstanding balance of principal and accrued interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to any Obligor, whether or not such interest is allowed as a claim in such proceedings), fees and premiums from time to time owing by each Obligor to Creditor pursuant to Creditor's Documents and all costs and expenses (including reasonable attorneys' fees) owing by each Obligor to Creditor under Creditor's Documents.

    (c) "Creditor's Documents" means any and all agreements, instruments and documents, together with any amendments, renewals, extensions or supplements thereto or replacements thereof, now or hereafter evidencing or securing a financing arrangement or arrangements between Creditor and each Obligor, including without limitation the Term Note of even date herewith executed by the Obligors in favor of Gordon Brothers and the Loan and Security Agreement of even date herewith executed by the Obligors in favor of Gordon Brothers.

    (d) "Creditor Senior Collateral" means the Pallet Equipment, all proceeds of the Pallet Equipment and any right to payment for the inventory created solely through the use of the Pallet Equipment, which is not evidenced by an instrument (as defined in the Uniform Commercial Code as adopted and in effect at such time in the State of New York) or chattel paper (as defined in the Uniform Commercial Code as adopted and in effect at such time in the State of New York) ("Pallet Account Receivables"), PROVIDED THAT, if and when Nations notifies Creditor in writing that either (i) the Pallet Account Receivables are to be included in the definition of "Eligible Accounts" (pursuant to the Loan Agreement (defined below)) or (ii) Nations intends to make loans to Palletech directly under any circumstances, such Pallet Account Receivables shall immediately cease to be Creditor Senior Collateral and shall become Nations Senior Collateral (as defined below) indefinitely.

    (e) "Nations' Debt" means all obligations, liabilities and indebtedness from time to time owing by each Obligor to Nations under Nations' Documents or otherwise, including without limitation the outstanding balance of principal and accrued interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to any Obligor, whether or not such interest is allowed as a claim in such proceedings), fees and premiums from time to time owing by each Obligor to Nations pursuant to Nations' Documents and all costs and expenses (including reasonable attorneys' fees) owing by each Obligor to Nations under Nations' Documents.

    (f) "Nations' Documents" means any and all agreements, instruments and documents, together with any amendments, renewals, extensions or supplements thereto or replacements thereof, evidencing or securing a financing arrangement or arrangements between Nations and each Obligor, including without limitation the Loan and Security Agreement dated as of May 14, 1997 between Nations and FIXCOR (the "Loan Agreement"), the Security Agreement dated as of May 14, 1997 between Nations and Fix-Corp and the Security Agreement dated July ____ 1997 between Nations and Palletech, all as amended or supplemented from time to time.

    (g) "Nations Senior Collateral" means all of the Collateral other than the Pallet Equipment, the Pallet Account Receivables (pursuant to the proviso in (d) above), together with all proceeds of the foregoing.

    (h) "Pallet Equipment" means the equipment purchased with advances from Creditor under the Creditor's Documents, including but not limited to the equipment described on EXHIBIT A attached hereto.

    Each term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Uniform Commercial Code of the State of New York.

    3.   PRIORITIES: SUBORDINATION: PAYMENTS: STANDBY.

    (a) Nations and Creditor each agree that regardless of the time or order of attachment, or the time, order or manner of perfection, or the time or order of filing or recording of financing statements or mortgages or deeds of trust, Nations' lien on and security interest in the Nations Senior Collateral shall be senior to that of Creditor in the Nations Senior Collateral. Creditor agrees to subordinate, and does hereby subordinate, any security interests and liens it now or hereafter has in and upon the Nations Senior Collateral under Creditor's Documents or otherwise to the security interests and liens of Nations in and upon the Nations Senior Collateral.

    (b) Nations and Creditor each agree that regardless of the time or order of attachment, or the time, order or manner of perfection, or the time or order of filing or recording of financing statements or mortgages or deeds of trust, Creditor's lien on and security interest in the Creditor Senior Collateral shall be senior to that of Nations in the Creditor Senior Collateral. Nations agrees to subordinate, and does hereby subordinate, any security interests and liens it now or hereafter has in and upon the Creditor Senior Collateral under Nations' Documents or otherwise to the security interests and liens of Creditor in and upon the Creditor Senior Collateral.

    (c) Regardless of whether a default exists under any of Creditor's Documents, Creditor shall not, without the prior written consent of Nations: (i) take any action to enforce any security interest in or lien on, or exercise any other rights with respect to, the Nations Senior Collateral (including without limitation any action to commence a foreclosure action with respect to the Nations Senior Collateral or exercise any right Creditor may have to notify any account debtor of any Obligor or otherwise attempt to collect payment from any account debtor) until all of Nations' Documents have been terminated and all of Nations' Debt has been fully paid and satisfied in cash; PROVIDED that, subject to all of Nations' rights under this Agreement, including without limitation Nations' prior right to all proceeds derived from the sale or other disposition of the Nations Senior Collateral, in the event that Nations has instituted and is then maintaining any proceeding or action to foreclose Nations' liens and security interests with respect to any of the Nations Senior Collateral, Creditor may foreclose Creditor's liens and security interests in such Collateral in such proceeding initiated by Nations, so long as Creditor does not in any event notify account debtors of any Obligor or interfere with or impede such action or proceeding of Nations.

    (d)  Regardless of whether a default exists under any of Nations'
Documents, Nations shall not, without the prior written consent of Creditor, take any action to enforce any security interest in or lien on, or exercise any other rights with respect to, the Creditor Senior Collateral (including without limitation any action to commence a foreclosure action with respect to the Creditor Senior Collateral) until all of the Creditor's Documents have been terminated and all of Creditor's Debt has been fully paid and satisfied in cash; PROVIDED that, subject to all of Creditor's rights under this Agreement, including without limitation Creditor's prior right to all proceeds derived from the sale or other disposition of the Creditor Senior Collateral, in the event that Creditor has instituted and is then maintaining any proceeding or action to foreclose Creditor's liens and security interests with respect to any of the Creditor Senior Collateral, Nations may foreclose Nations' liens and security interests in such Collateral in such proceeding initiated by Creditor so long as Nations does not in any event interfere with or impede such action or proceeding of Creditor.

    (e) In the event of default by any Obligor in the payment or performance of any of its liabilities or obligations to Nations, Creditor agrees not to restrict or prohibit the use of the Pallet Equipment to complete the manufacture of any Obligor's inventory; PROVIDED that Creditor can demand that such use ceases no earlier than sixty (60) days following the institution of a foreclosure action by Creditor permitted hereunder with respect to the Pallet Equipment.

    (f) In the event any Obligor desires to sell any of the Nations Senior Collateral and Nations consents to such sale, such Obligor or Nations shall endeavor to provide at least two (2) days' prior written notice of such sale to Creditor and Creditor shall be deemed to have consented to such sale free and clear of any liens and security interests of Creditor in such Nations Senior Collateral and Creditor agrees that any purchaser of any Nations Collateral may rely on this Agreement as evidence of Creditor's consent to such sale free and clear of any liens and security interests of Creditor in such Nations Senior Collateral; PROVIDED, that the proceeds of such sale shall be distributed as set forth in Section 3(h) below. Creditor agrees to execute such releases with respect to the Nations Senior Collateral to be sold as such Obligor or as Nations requests; PROVIDED that the failure of Creditor to execute such releases shall not affect the right of the purchaser of such Nations Senior Collateral to rely on this Agreement. In the event Creditor receives any proceeds of Nations Senior Collateral to which Nations is entitled under Nations' Documents, Creditor shall hold such proceeds in trust and promptly remit such proceeds in the same form received to Nations unless Nations has been paid in full in cash.

    (g) In the event any Obligor desires to sell any of the Creditor Senior Collateral and Creditor consents to such sale, such Obligor or Creditor shall endeavor to provide at least two (2) days' prior written notice of such sale and Nations shall be deemed to have consented to such sale free and clear of any liens and security interests of Nations in such Creditor Senior Collateral and Nations agrees that any purchaser of any Creditor Senior Collateral may rely on this Agreement as evidence of Nations' consent to such sale free and clear of any liens and security interests of Nations in such Creditor Senior Collateral; PROVIDED, that the proceeds of such sale shall be distributed as set forth in
Section 3(h) below. Nations agrees to execute such releases with respect to the Creditor Senior Collateral to be sold as such Obligor or as Creditor requests; PROVIDED, that the failure of Nations to execute such releases shall not affect the right of the purchasers of such Creditor Senior Collateral to rely on this Agreement. In the event Nations receives any proceeds of Creditor Senior Collateral to which Creditor is entitled under Creditor's Documents, Nations shall hold such proceeds in trust and promptly remit such proceeds in the same form received to Creditor unless Creditor has been paid in full in cash.

    (h) All proceeds of the Nations Senior Collateral shall be applied first, to Nations' Debt, and after the indefeasible payment in cash of Nations' Debt, to Creditor's Debt. All proceeds of the Creditor Senior Collateral shall be applied first, to Creditor's Debt, and after the indefeasible payment in full in cash of Creditor's Debt, to Nations' Debt. If Creditor receives any proceeds of Nations Senior Collateral which are to be applied to Nations' Debt as provided above, Creditor shall hold such proceeds in trust, and deliver such proceeds in the same form received to Nations, and if Nations receives any proceeds of Creditor Senior Collateral which are to be applied to Creditor's Debt as provided above, Nations shall hold such proceeds in trust and deliver such proceeds in the same form received to Creditor.

    (i) Neither party hereto shall contest the validity, perfection, priority (as established pursuant to the terms of this Agreement) or enforceability of any lien or security interest on or in the Collateral granted by each Obligor to the other party hereto.

    4. REPRESENTATIONS WARRANTIES AND COVENANTS. Nations and Creditor each represent, warrant and covenant that it has not assigned or transferred, and agrees that it will not assign or transfer at any time this Agreement remains in effect, any right, claim or interest of any kind in or to the Collateral, unless such right, claim and interest remains subject to this Agreement.

    5. AMENDMENTS TO DOCUMENTS. Creditor agrees that Nations may at any time or times, in its discretion, (i) renew or extend the time of payment of Nations' Debt, (ii) waive or release any collateral or guaranties which may be held therefor, or (iii) modify or amend Nations' Documents or Nations' Debt in any manner, in each case without further consent from Creditor or any other party, and without impairing or affecting this Agreement or any of Nations' rights hereunder. Nations agrees that Creditor may at any time or times, in its discretion, (i) renew or extend the time of payment of Creditor's Debt, (ii) waive or release any collateral or guaranties which may be held therefor, or
(iii) modify or amend Creditor's Documents or Creditor's Debt in any manner, in each case without further consent from Nations or any other party, and without impairing or affecting this Agreement or any of Creditor's rights hereunder.

    6. CREDITOR'S WAIVERS. Creditor expressly waives all notice of the acceptance by Nations of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement whatsoever and Creditor expressly waives reliance by Nations upon the subordination and other agreements as herein provided. Creditor agrees that Nations (i) has made no warranties or representations with respect to the legality, validity, completeness, enforceability or the collectibility of Nations' Debt or any liens or security interests securing Nations' Debt, and
(ii) shall be entitled to manage and supervise its loans to each Obligor in accordance with applicable law and its usual practices with each Obligor without affecting the validity or enforceability of this Agreement, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Creditor may now or hereafter have in or to any of the assets of each Obligor. The validity and enforceability of this Agreement shall not be affected by (a) any and all actions which Nations takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens or security interests in any Collateral, actions with respect to the occurrence of an Event of Default under Nations' Documents, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon any of the Collateral), (b) Nations' election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) (the "Bankruptcy Code"), of the application of Section 111l(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under

Section 363 or 364 of the Bankruptcy Code by any Obligor, as debtor in possession with respect to the Nations Senior Collateral. In that regard, Creditor agrees that (A) if any Obligor desires to use cash collateral under
Section 363 of the Bankruptcy Code and Nations consents to such use, Creditor will also consent to such use without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for Creditor's junior lien on such Nations Senior Collateral), and (B) if such Obligor desires to obtain credit from Nations under Section 364 of the Bankruptcy Code to be secured by the Nations Senior Collateral, Creditor will consent to such credit without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for Creditor's junior lien on such Nations Senior Collateral).

    7. NATIONS' WAIVERS. Nations expressly waives all notice of the acceptance by Creditor of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement whatsoever and Nations expressly waives reliance by Creditor upon the subordination and other agreements as herein provided. Nations agrees that Creditor (i) has made no warranties or representations with respect to the legality, validity, completeness, enforceability or the collectibility of Creditor's Debt or any liens or security interests securing Creditor's Debt, and
(ii) shall be entitled to manage and supervise its loans to each Obligor in accordance with applicable law and its usual practices with each Obligor without affecting the validity or enforceability of this Agreement, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Nations may now or hereafter have in or to any of the assets of each Obligor. The validity and enforceability of this Agreement shall not be affected by (a) any and all actions which Creditor takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens or security interests in any Collateral, actions with respect to the occurrence of an Event of Default under Creditor's Documents, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon any of the Collateral), (b) Creditor's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or
(c) any borrowing or grant of a security interest under Section 363 or 364 of the Bankruptcy Code by any Obligor, as debtor in possession with respect to the Creditor Senior Collateral. In that regard, Nations agrees that (A) if any Obligor desires to use cash collateral under Section 363 of the Bankruptcy Code and Creditor consents to such use, Nations will also consent to such use without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for Nations' junior lien on such Creditor Senior Collateral), and (B) if such Obligor desires to obtain credit from Creditor under Section 364 of the Bankruptcy Code to be secured by the Creditor Senior Collateral, Nations will consent to such credit without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for Nations' junior lien on such Creditor Senior Collateral).

    8. MARSHALING. Creditor hereby waives any rights Creditor has or may have in the future to require Nations to marshall the Nations Senior Collateral, and agrees that Nations may proceed against the Nations Senior Collateral in any order that it deems appropriate in the exercise of its absolute discretion. Nations hereby waives any rights Nations has or may have in the future to require Creditor to marshall the Creditor Senior Collateral, and agrees that Creditor may proceed against the Creditor Senior Collateral (subject to the terms of this Agreement) in any order that it deems appropriate in the exercise of its absolute discretion.

    9. REPRESENTATIONS CONCERNING OBLIGORS: LIABILITY OF PARTIES. Neither of the parties hereto, nor any of such party's directors, officers, agents or employees, shall be responsible to any other party hereto or to any other person for (i) any Obligor's solvency, financial condition or ability to repay its indebtedness to any party hereto, (ii) any oral or written statements of any Obligor, or (iii) the validity, sufficiency or enforceability of such indebtedness, Creditor's Documents, Nations' Documents or the security interests and liens granted by each Obligor to any party hereto. Each party hereto has entered into its financing arrangement with each Obligor based upon such party's own independent investigation, and makes no warranty or representation to any other party hereto, nor does such party rely on any warranty or representation of any other party hereto, with respect to the matters referred to in this paragraph.

    10.  MISCELLANEOUS.

    (a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS OF NEW YORK OR, AT THE SOLE OPTION OF NATIONS, IN ANY OTHER COURT IN WHICH NATIONS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF CREDITOR AND NATIONS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10. CREDITOR AND NATIONS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. CREDITOR AND NATIONS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    (b) Each party consents that any service of process may be made by service upon Creditor or Nations, as applicable, or by certified or registered mail directed to Creditor or

Nations at its address set forth below; however, nothing contained herein shall prevent service of process in any other manner permitted by applicable law. This Agreement contains the entire agreement among the parties hereto with respect to this subject, and may only be modified by a writing signed by each of the parties hereto.

    (c) Neither party's failure to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

    (d) The knowledge by either party of any breach or other non-observance by the other party of the terms of this Agreement shall not constitute a waiver thereof or of any obligations to be performed by such party hereunder.

    (e) Paragraph headings used herein are for convenience only, and shall not affect the meaning of any provision of this Agreement.

    (f) All notices or consents required under the terms and provisions of this Agreement shall be in writing and sent to the following addresses:

         If to Creditor:          Gordon Brothers Capital Corporation
                                  40 Broad Street
                                  Boston, Massachusetts 02109
                                  Attention: Warren Fater, President

         With a copy to:          Peter J. Antoszyk, Esq.
                                  Strook & Strook & Lavan LLP
                                  100 Federal Street
                                  Boston, Massachusetts 02110

        If to Nations:           NationsCredit Commercial Corporation,
                                 through its NationsCredit Commercial Funding
                                 Division
                                 1177 Avenue of the Americas, 36th Floor
                                 New York, New York 10036
                                 Attention: Nancy Kagan, Esq.

Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by telex with telex confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (iii) above shall be effective on the earlier of the date of actual receipt or three (3) business days after its deposit. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof, PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

    (g) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The term "Obligor" shall include, without limitation, any successor or assign of Obligor, including without limitation a receiver, trustee or debtor in possession. This Agreement shall be a continuing agreement and shall remain in full force and effect notwithstanding the insolvency, liquidation or dissolution of any Obligor.

    (h) Creditor hereby agrees that any party that refinances Nations' Debt may rely on and enforce this Agreement as if it were Nations. Creditor further hereby agrees that it will, at the request of Nations, enter into an agreement, in the form of this Agreement, MUTATIS MUTANDIS, to subordinate any security interests or liens it now or hereafter has in or upon the Nations Senior Collateral, to the same extent as provided herein, to the party refinancing all or a portion of Nations' Debt; provided that the failure of Creditor to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement. Nations hereby agrees that any party that refinances Creditor's Debt may rely on and enforce this Agreement as if it were Creditor. Nations further hereby agrees that it will, at the request of Creditor, enter into an agreement, in the form of this Agreement, MUTATIS MUTANDIS to subordinate any security interests or liens it now or hereafter has in or upon the Creditor Senior Collateral, to the same extent as provided herein, to the party refinancing all or a portion of Creditor's Debt; provided that the failure of Nations to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                       GORDON BROTHERS
                                       CAPITAL CORPORATION


                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------


                                       NATIONSCREDIT COMMERCIAL
                                       CORPORATION, THROUGH ITS
                                       NATIONSCREDIT COMMERCIAL FUNDING
                                       DIVISION


                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------



                                       CONSENT

    The undersigned hereby consents to the terms of the foregoing Intercreditor Agreement and agrees to be bound by the terms thereof.

PALLETECH INC.


By
  --------------------------------------

Its
   --------------------------------------

FIXCOR INDUSTRIES, INC.


By
  --------------------------------------
Its
   --------------------------------------


FIX-CORP INTERNATIONAL. INC.

By
  --------------------------------------
Its
   --------------------------------------

                                      EXHIBIT A

                                   PALLET EQUIPMENT



                                          11